Exhibit 10.3

EXECUTION VERSION

REPLACEMENT FACILITY AMENDMENT

dated as of

February 21, 2017,

among

CONTINENTAL BUILDING PRODUCTS OPERATING COMPANY, LLC,

THE LENDER PARTY HERETO

and

CREDIT SUISSE AG,
as Administrative Agent

------------
CITIGROUP GLOBAL MARKETS INC.,
and
CREDIT SUISSE SECURITIES (USA) LLC
as Joint Lead Arrangers
and
Joint Bookrunners

This REPLACEMENT FACILITY AMENDMENT, dated as of February 21, 2017 (this “First Amendment”), to the Amended and Restated Credit Agreement, dated as of August 18, 2016 (as further amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), among Continental Building Products, Inc., a Delaware corporation (including any Successor Holdings, “Holdings”), Continental Building Products Operating Company, LLC, a Delaware limited liability company (including any Successor Borrower, the “US Borrower”), Continental Building Products Canada Inc., a Canadian federal corporation (including its permitted successors, the “Canadian Borrower” and, together with the US Borrower, the “Borrowers”), the several banks and other financial institutions or entities from time to time parties thereto as lenders and as issuing banks and Credit Suisse AG, as administrative agent and collateral agent (together with its successors in such capacities, the “Administrative Agent”) is made pursuant to Section 2.24 of the Credit Agreement. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Amended Credit Agreement.
PRELIMINARY STATEMENTS
The US Borrower has requested that the Credit Agreement be amended pursuant to Section 2.24 thereof to replace, in full, all Term Loans outstanding immediately prior to the effectiveness of this First Amendment (the “Existing Term Loans”) with a replacement tranche of term loans (the “Replacement Term Loans”), and which Replacement Term Loans shall have the same terms (other than to the extent expressly provided otherwise in this First Amendment) under the Loan Documents as the Existing Term Loans.
The Person identified as the “Replacement Term Lender” on Schedule A hereto (the “Replacement Term Lender”) (a) will be deemed to have irrevocably agreed to the terms of this First Amendment and to have irrevocably committed to make the Replacement Term Loans to the US Borrower on the First Amendment Effective Date in the full amount set forth opposite the name of the Replacement Term Lender on Schedule A hereto and (b) upon the First Amendment Effective Date, will make such Replacement Term Loans to the US Borrower. The aggregate proceeds of the Replacement Term Loans will be used to replace, in full, all Existing Term Loans and pay related fees, costs and expenses, on the terms and subject to the conditions set forth herein.
To accomplish the foregoing (a) the US Borrower, the Administrative Agent and the Replacement Term Lender are willing to amend the Credit Agreement pursuant to Section 2.24 thereof as set forth below (the Credit Agreement as amended hereby, the “Amended Credit Agreement”) and (b) the Replacement Term Lender is willing to provide the Replacement Term Loans, which will replace, in full, all Existing Term Loans, in each case, on the First Amendment Effective Date, on the terms and subject to the conditions set forth herein and in the Amended Credit Agreement.
In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

SECTION 1.	Amendments to Credit Agreement. The US Borrower, the Administrative Agent and the Replacement Term Lender hereby agree that the Credit Agreement shall be amended as follows:
(a) Section 1.1 of the Credit Agreement is hereby amended by adding thereto the following new defined terms in proper alphabetical order:
“Existing Term Loans”: as defined in the First Amendment.
“First Amendment”: that certain Replacement Facility Amendment, dated as of February 21, 2017, among the US Borrower, the Administrative Agent and the Lenders party thereto.
“First Amendment Effective Date”: the date of satisfaction of the conditions precedent referred to in Section 4 of the First Amendment.
“Replacement Term Loans”: as defined in the First Amendment.
(b) Section 1.1 of the Credit Agreement is hereby amended by amending and restating clause (a) of the definition of “Applicable Margin” in its entirety to read as follows:
“(a) with respect to Term Loans, the rate per annum equal to (i) for ABR Loans, 1.50%, and (ii) for Eurocurrency Loans, 2.50%, and”.
(c) Section 2.3 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Repayment of Term Loans. The Term Loan of each Term Loan Lender shall be repaid in consecutive quarterly installments on each of last Business Day of each March, June, September and December (each, a “Term Loan Installment Date”), commencing on March 31, 2017, each of which shall be in an amount equal to such Lender’s Term Loan Percentage multiplied by an amount equal to 0.25% of the original principal amount of the Term Loan Facility as of the First Amendment Effective Date; provided that the final principal repayment installment of the Term Loans repaid on the Term Loan Maturity Date shall be, in any event, in an amount equal to the aggregate principal amount of all Term Loans outstanding on such date.
(d) Section 2.12 of the Credit Agreement is hereby amended by amending and restating clause (e) in its entirety to read as follows:
“(e) In the event that, prior to the date that is six (6) months after the First Amendment Effective Date, the US Borrower (i) makes any repayment, prepayment, purchase or buyback of Term Loans in connection with any Repricing Event or (ii) effects any amendment of this Agreement resulting in a Repricing Event, the US Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Term Loan Lenders (including any Non-Consenting Lender) (x) in the case of clause (i), a prepayment premium of 1.0% of the aggregate principal amount of the Term Loans so being prepaid, repaid or purchased and (y) in the case of clause (ii), an amount equal to 1.0% of the aggregate principal amount of the applicable Term Loans outstanding immediately prior to such amendment that are subject to such Repricing Event.

(e) Section 3.14 of the Credit Agreement is hereby amended by adding the following new sentence immediately after the last sentence thereof:
“The proceeds of all Replacement Term Loans (as defined in the First Amendment) made on the First Amendment Effective Date will be used on the First Amendment Effective Date to (a) repay, in full, all principal of all Existing Term Loans (as defined in the First Amendment) and (b) pay fees, costs and expenses incurred in connection with the Replacement Term Loans, in each case on the terms and subject to the conditions set forth in the First Amendment.”

SECTION 2.	Replacement Term Lender; Replacement Term Loans; Administrative Agent Authorization.
(a) Replacement Term Lender. Subject to the terms and conditions set forth herein and in the Credit Agreement, the Replacement Term Lender (i) irrevocably agrees to the terms of this First Amendment and (ii) irrevocably commits to make, on the First Amendment Effective Date, Replacement Term Loans in the full amount set forth opposite the name of the Replacement Term Lender on Schedule A hereto. The Replacement Term Lender further acknowledges and agrees that, as of and on the First Amendment Effective Date, it shall be a “Lender”, a “Term Loan Lender” and an “Additional Lender” under, and for all purposes of, the Amended Credit Agreement and the other Loan Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder.
(b) Replacement Term Loans.
(i)As of the First Amendment Effective Date, the Replacement Term Loans shall be “Term Loans” and “Replacement Term Loans” under, and for all purposes of, the Amended Credit Agreement and the other Loan Documents. The Replacement Term Loans shall have the same terms as the Existing Term Loans outstanding immediately prior to the First Amendment Effective Date, other than to the extent expressly provided otherwise in this First Amendment. Without limiting the foregoing, the Replacement Term Loans (A) shall rank on a pari passu basis in right of payment and security with the Obligations in respect of the Revolving Credit Commitments and (B) shall have the same maturity date as the Existing Term Loans outstanding immediately prior to the First Amendment Effective Date.
(ii)On the First Amendment Effective Date, the Net Cash Proceeds of all Replacement Term Loans, if any, shall be applied in accordance with Section 3.14 of the Amended Credit Agreement. Notwithstanding anything herein or in the Amended Credit Agreement to the contrary, the aggregate principal amount of the Replacement Term Loans shall not exceed the aggregate principal amount of the Existing Term Loans outstanding immediately prior to the First Amendment Effective Date (plus the amount of fees, costs and expenses incurred in connection with the Replacement Term Loans).
(iii)The Replacement Term Loans shall initially be Eurocurrency Term Loans with an Interest Period commencing on the First Amendment Effective Date and ending on the date specified by the US Borrower in the applicable Borrowing Request delivered by it pursuant to Section 4(a)(viii) below; provided that the initial Interest Period with respect to any Eurocurrency Borrowing made on the First Amendment Effective Date may be for such period specified in the applicable Borrowing Request that is reasonably acceptable to the Administrative Agent.
(iv)The US Borrower and the Administrative Agent hereby consent to any assignments made by the Replacement Term Lender or any affiliate thereof to the Persons included in the list of allocations separately provided to the US Borrower and the Administrative Agent (or any Approved Funds or Affiliate of such Persons) in connection with the primary syndication of the Replacement Term Loans.

(c) Administrative Agent Authorization. The US Borrower and the Replacement Term Lender hereby authorize the Administrative Agent to (i) determine all amounts, percentages and other information with respect to the Loans of each Lender, which amounts, percentages and other information may be determined only upon receipt by the Administrative Agent of the signature pages of the Replacement Term Lender (and each Consent to Replacement Facility Amendment) and (ii) enter and complete all such amounts, percentages and other information in the Amended Credit Agreement or scheduled thereto, as appropriate. The Administrative Agent’s determination and entry and completion shall be conclusive evidence of the existence, amounts, percentages and other information with respect to the obligations of the US Borrower under the Amended Credit Agreement, in each case, absent manifest error.
SECTION 3. Representations and Warranties. In order to induce the other parties hereto to enter into this First Amendment, the US Borrower hereby represents and warrants to each of the Replacement Term Lender and the Administrative Agent that, as of the First Amendment Effective Date: The US Borrower has the organizational power and authority, and the legal right, to enter into this First Amendment and to carry out the transactions contemplated by, and perform its obligations under, this First Amendment, the Amended Credit Agreement and the other Loan Documents;
(b)The US Borrower has taken all necessary organizational action to authorize the execution, delivery and performance of this First Amendment, the Amended Credit Agreement and the other Loan Documents;
(c)This First Amendment has been duly executed and delivered on behalf of the US Borrower and constitutes a legal, valid and binding obligation of the US Borrower, enforceable against the US Borrower in accordance with its terms, except as enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor’s rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law); and
(d)Each of the representations and warranties made by any Loan Agreement Party in or pursuant to the Loan Documents are true and correct in all material respects on and as of the First Amendment Effective Date as if made on and as of such date, except for representations and warranties expressly stated to relate to a specified date, in which case such representations and warranties are true and correct in all material respects as of such earlier date; provided that, in each case such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified by materiality or Material Adverse Effect.
SECTION 4. Conditions to Effectiveness of this First Amendment.
(a) The effectiveness of this First Amendment shall become effective on the first date (the “First Amendment Effective Date”) on which the following conditions precedent are satisfied:
(i)The Administrative Agent shall have received (i) this First Amendment, executed and delivered by the US Borrower, the Administrative Agent and the Replacement Term Lender and (ii) a written instrument reasonably satisfactory to the Administrative Agent, executed and delivered by each Loan Agreement Party, pursuant to which each Loan Agreement Party (other than the US Borrower) consents to this First Amendment and the Replacement Term Loans and agrees that the Guarantee and Collateral Agreement and the other Security Documents to which it is party will continue to apply in respect of the Amended Credit Agreement (the “Reaffirmation Agreement”);
(ii)(A) The aggregate principal amount of the Replacement Term Loans shall be equal to the aggregate principal amount of the Existing Term Loans outstanding on the First Amendment Effective Date immediately prior to the effectiveness of this First Amendment (plus the amount of fees, costs and expenses incurred in connection with the Replacement Term Loans), and (B) the US Borrower shall have, concurrently with the making of the Replacement Term Loans paid all accrued and unpaid interest and other amounts, if any, on the aggregate principal amount of the Existing Term Loans;

(iii)All fees and expenses in connection with this First Amendment or under any other Loan Document or other agreement with the US Borrower relating to the transactions contemplated hereby (including reasonable and documented out-of-pocket legal fees and expenses required to be paid by the US Borrower pursuant to Section 9.3(a) of the Amended Credit Agreement) payable by the US Borrower on or before the First Amendment Effective Date shall have been paid to the extent then due; provided that any such expenses shall be required to be paid, as a condition precedent to the First Amendment Effective Date, only to the extent invoiced at least one (1) Business Day prior to the First Amendment Effective Date;
(iv)The Administrative Agent shall have received a solvency certificate in the form of Exhibit J to the Credit Agreement from a Responsible Officer of the US Borrower with respect to the solvency of the US Borrower and its Subsidiaries, on a consolidated basis, after giving effect to this First Amendment and the transactions contemplated hereby;
(v)The Administrative Agent shall have received a duly executed officer’s certificate of the US Borrower certifying, as of the First Amendment Effective Date, that (A) each of the representations and warranties set forth in Section 3 above are true and correct on and as of the First Amendment Effective Date and (B) no Default or Event of Default has occurred and is continuing both before and immediately after giving effect to this First Amendment and the transactions contemplated hereby, or will result therefrom;
(vi)The Administrative Agent shall have received the following:
(A) a copy of a short form certificate of the Secretary of State or other applicable Governmental Authority of the jurisdiction in which each Loan Agreement Party is organized, dated reasonably near the First Amendment Effective Date, certifying that such Loan Agreement Party is duly organized and in good standing or full force and effect under the laws of such jurisdiction; and
(B) a certificate of the Secretary or Assistant Secretary of the US Borrower and each Loan Agreement Party party to the Reaffirmation Agreement, dated the First Amendment Effective Date and certifying (1) (x) that attached thereto is a true and complete copy of the by-laws, or operating, management or partnership agreement of such Loan Agreement Party as in effect on the First Amendment Effective Date and at all times since a date prior to the date of the resolutions described in clause (2) below or (y) that the by-laws, or operating, management or partnership agreement of such Loan Agreement Party provided in the certificate delivered on the Closing Date are still in effect, (2) (x) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors, board of managers or members of other governing body, as applicable, of such Loan Agreement Party authorizing the execution, delivery and performance of the this First Amendment and the borrowings hereunder, in the case of the US Borrower, and any Loan Documents to which each such Loan Agreement Party is a party, and that such resolutions have not been modified, rescinded or amended and are in full force and effect or (y) that the resolutions adopted by the board of directors, board of managers or members of other governing body, as applicable, of such Loan Agreement Party in connection with the entry into the Credit Agreement on the Closing Date have not been modified, rescinded or amended and are in full force and effect, and (3) (x) as to the incumbency and specimen signature of each officer executing this First Amendment or any other Loan Document or any other document delivered in connection herewith on behalf of such Loan Agreement Party or (y) that the incumbency and specimen signature of each officer executing this First Amendment provided on the Closing Date have not changed;
(vii)The Administrative Agent shall have received the legal opinion of Gibson, Dunn & Crutcher LLP, counsel to Holdings, the US Borrower and certain of its Subsidiaries, in form and substance reasonably satisfactory to the Administrative Agent (on behalf of any Person that will become a Lender of the Replacement Term Loans and is not a Lender immediately prior to the First Amendment Effective Date); and
(viii)Delivery of a Borrowing Request pursuant to Section 2.9 of the Credit Agreement.
(b) The borrowing of the Replacement Term Loans pursuant to this First Amendment shall constitute a representation and warranty by the US Borrower as of the First Amendment Effective Date that the conditions contained in Section 4.2 of the Credit Agreement have been satisfied.
SECTION 5. Miscellaneous.
(a) Waiver of Integral Multiple Requirement. The requirement in Section 2.24(a) of the Credit Agreement that the Replacement Term Loans are incurred in an integral multiple of $1,000,000 is hereby waived in respect of the Replacement Term Loans contemplated by this First Amendment. Each holder of Existing Term Loans that executes and delivers a Consent to Replacement Facility Amendment in respect of this First Amendment on or prior to the First Amendment Effective Date (which holders constitute the Required Lenders under the Credit Agreement as in effective immediately prior to the First Amendment Effective Date) will be deemed to have consented to the waiver contained in this Section 5(a).
(b) Reference to and Effect on the Credit Agreement and the Other Loan Documents.
(i)On and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this First Amendment.
(ii)This First Amendment shall constitute a “Replacement Facility Amendment” pursuant to Section 2.24 of the Credit Agreement under, and for all purposes of the Credit Agreement and the other Loan Documents. This First Amendment is a Loan Document as defined in the Credit Agreement.
(iii)Except as specifically amended by this First Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.
(iv)The execution, delivery and performance of this First Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Credit Agreement or any of the other Loan Documents.
(v)This First Amendment shall constitute the notice required under Section 2.24(c) of the Credit Agreement.
(c) Headings. Section and subsection headings used herein are for convenience of reference only, are not part of this First Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
(d) Integration, Applicable Law and Waiver of Jury Trial. The provisions of Sections 9.7 (Severability), 9.9 (Governing Law; Jurisdiction; Consent to Service of Process) and 9.10 (Waiver of Right to Trial by Jury) of the Credit Agreement shall apply with like effect to this First Amendment.
(e) Counterparts. This First Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this First Amendment by facsimile or other electronic transmission (e.g., “PDF” or “TIFF”) shall be effective as delivery of a manually executed counterpart of this First Amendment.
(f) Effectiveness. This First Amendment shall become effective on the First Amendment Effective Date, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
(g) Post-Effective Requirements. Within 90 days after the First Amendment Effective Date (or (x) within 180 days after the First Amendment Effective Date with the prior consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) in connection with the entry into the Replacement Term Loans under the Amended Credit Agreement, or (y) by such later date as the

Administrative Agent in its sole discretion may permit), subject to clause (11) of the definition of the term “Excluded Assets”, the US Borrower shall deliver, with respect to each Mortgage encumbering a Mortgaged Property, (i) an amendment or an amendment and restatement thereof (or a new mortgage, if reasonably required to perfect a first lien security interest in the applicable Mortgaged Property) (each, a “Mortgage Amendment”) approved by local counsel reasonably acceptable to the Administrative Agent, setting forth such changes as are reasonably necessary to reflect that the lien securing the Obligations under the Amended Credit Agreement encumbers such Mortgaged Property and to further grant, preserve, protect, confirm and perfect the lien and security interest thereby created and perfected; (ii) for all Mortgaged Properties, date down and modification endorsements to the mortgagee’s title policies reflecting the Mortgage Amendment in respect of each of the Mortgaged Properties, in each case, reflecting that there are no encumbrances affecting the Mortgaged Properties except as permitted under the Amended Credit Agreement, and in each case in form and substance reasonably satisfactory to the Administrative Agent, (iii) a favorable opinion of local counsel in each jurisdiction in which a Mortgage Property is located for the benefit of the Administrative Agent with respect to the enforceability of the mortgage as amended, together with such other opinions as the Administrative Agent shall require, and in form and substance reasonably acceptable to the Administrative Agent (it being understood and agreed that the form and substance of the opinions previously delivered in connection with the Mortgages are reasonably acceptable) and (iv) such further documents, instruments, acts or agreements as the Administrative Agent may reasonably request to affirm, secure, renew or perfect the liens of the Mortgages as amended; provided, that a Mortgage Amendment with respect to any particular Mortgaged Property and the related documentation set forth in clauses (ii), (iii) and (iv) above shall not be required to the extent that local counsel reasonably acceptable to the Administrative Agent has confirmed in an e-mail that no Mortgage Amendment is required in order for the Mortgaged Property to secure the Replacement Term Loans and other extensions of credit thereunder. For the avoidance of doubt, it is understood and agreed that US Borrower’s satisfaction of the foregoing requirements (i) through (iv) with respect to any Mortgaged Property shall also deemed to be a satisfaction of any and all obligations under Section 4.1(k)(A)-(B) of the Credit Agreement, if any, with respect to such Mortgaged Property. The US Borrower shall also provide flood determinations and flood insurance as required by Regulation H with respect to each Mortgaged Property reasonably acceptable to the Administrative Agent (it being understood and agreed that US Borrower shall not be required to provide any information in excess of that which was previously provided in connection with the Amended Credit Agreement).

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

CONTINENTAL BUILDING PRODUCTS OPERATING COMPANY, LLC
By: _/s/ Dennis Schemm_________________
Name: Dennis Schemm
Title: Senior Vice President and Chief Financial Officer

[Signature Page to Replacement Facility Amendment]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, individually and as Administrative Agent
By: __/s/ Mikhail Faybusovich_________
Name: Mikhail Faybusovich
Title: Authorized Signatory

By: __/s/ Warren Van Heyst___________
Name: Warren Van Heyst
Title: Authorized Signatory

[Signature Page to Replacement Facility Amendment]

CITIBANK, N.A., individually and as the Replacement Term Lender
By: __/s/ Justin Tichauer_______________
Name: Justin Tichauer
Title: Managing Director

[Signature Page to Replacement Facility Amendment]

SCHEDULE A

Replacement Term Loan Commitments

Replacement Term Lender	Replacement Term Loans
Citibank, N.A.	$273,625,000
TOTAL	$273,625,000